UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2012

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ROYAL ENERGY RESOURCES INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-52547	11-3480036
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

543 Bedford Avenue, Suite 176 Brooklyn, New York 11211
(Address of Principal Executive Offices) (Zip Code)

(800) 620-3029
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On August 2, 2012, the Board of Directors and the shareholders holding a majority of the total issued and outstanding shares of common stock of Royal Energy Resources, Inc., a Delaware corporation, (the “Company”), approved an increase in the authorized capital of the Company (the "Increase in Authorized Capital") to five hundred ten million (510,000,000) shares of which 500,000,000 shares, par value of $0.00001, shall be designated as common stock ("Common Stock") and 10,000,000 shares, par value $0.00001, shall be designated as preferred stock ("Preferred Stock"). ue $0.001 (the “Increase in Authorized Capital”). Therefore, on October 9, 2012, the Company filed an amendment to its certificate of incorporation with the Delaware Secretary of State regarding the Increase in Authorized Capital (the “Amendment”).

The Board of Directors considered certain factors regarding the Increase in Authorized Capital including, among others, the following: (i) establishing a proper market value for the Company and its shares and increasing the potential marketability of its common stock; and (ii) increasing the opportunities for the Company to engage in successful financing arrangements with a proper market cap.

The amendment will not affect the number of the Company’s issued and outstanding common shares.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Certificate of Amendment of Certificate of Incorporation of Royal Ebergy Resourecs, Inc. filed with the Delaware Secretary of State on October 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2012	Royal Energy Resources Inc.
	By	/s/ Jacob Roth
Name: Jacob Roth Title: President, Chief Executive Officer